UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 2002


                                      WYETH
            --------------------------------------------------------
               (Exact Name of registrant specified in its charter)


       Delaware                     1-1225                   13-2526821
     -----------               -----------------          -----------------
    (State or other        (Commission File Number)     (I.R.S. Employer
     Jurisdiction                                        Identification No.)
    of Incorporation)

             Five Giralda Farms
                Madison, NJ                                   07940
   ----------------------------------------            ----------------------
   (Address of principal executive offices)                 (Zip Code)


                  Registrant's telephone number: (973) 660-5000





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Item 2.       Acquisition or Disposition of Assets

Prior to July 15, 2002, Wyeth (the "Company" or the "Registrant") was the beneficial owner of 223,378,088 shares of common stock, par value $0.01 per share (the "Immunex Common Stock"), of Immunex Corporation, a Washington corporation ("Immunex").

On July 15, 2002, Amgen Inc., a Delaware corporation ("Amgen"), announced the closing of its acquisition of Immunex pursuant to the Amended and Restated Agreement and Plan of Merger dated as of December 16, 2001 among Amgen, AMS Acquisition Inc., a wholly-owned subsidiary of Amgen ("Merger Sub"), and Immunex, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger dated as of July 15, 2002 (the "Merger Agreement"). Pursuant to the Merger Agreement, Immunex was merged with and into Merger Sub (the "Merger"), with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of Amgen, and each share of Immunex Common Stock outstanding at the effective time of the Merger was converted into the right to receive 0.44 of a share of Amgen common stock, par value $0.0001 per share (the "Amgen Common Stock"), and $4.50 in cash.

As a result of the Merger, the Company exchanged all of its shares of Immunex Common Stock for 98,286,358 shares of Amgen Common Stock, representing approximately 7.7% of Amgen's outstanding common stock, and $1.005 billion in cash. The Amgen Common Stock that the Company received in the Merger is subject to a Stockholders' Rights Agreement, dated as of December 16, 2001 (the "Stockholders' Agreement"), by and among Amgen, the Company and two wholly-owned subsidiaries of the Company. Pursuant to the Stockholders' Agreement, which became effective upon the issuance of the Amgen Common Stock to the Company, the Company and such wholly-owned subsidiaries agreed to certain standstill, voting, lock-up and sale volume limitation provisions with respect to the Amgen Common Stock received in the Merger. In addition, the Stockholders' Agreement grants the Company certain shelf, demand and incidental registration rights covering the registration of the resale of the Company's Amgen Common Stock. The Merger Agreement and Stockholders' Agreement are listed as Exhibits 2.1, 2.2 and 99.1 to this Current Report and the foregoing description of such documents and the transactions contemplated therein is qualified in its entirety by reference to such exhibits.

Concurrently with the execution of the Merger Agreement, Amgen, Immunex and the Company entered into an Amended and Restated Promotion Agreement (the "Promotion Agreement"), dated as of December 16, 2001, to amend and restate an existing long-term agreement between the Company and Immunex for the promotion of Enbrel(R), a biological treatment for rheumatoid arthritis. The principal operative terms of the Promotion Agreement became effective in connection with the Merger on July 15, 2002. Pursuant to the Promotion Agreement, among other things, the Company and Amgen will jointly market and sell Enbrel(R) to all appropriate customer segments in the United States and Canada for all approved indications other than oncology. The rights to promote Enbrel(R) in the United States and Canada for oncology indications are reserved by Amgen. The Promotion Agreement is listed as Exhibit 99.2 to this Current Report and the foregoing description of such document and the transactions contemplated therein is qualified in its entirety by reference to such exhibit.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)      Exhibits.

EXHIBIT NO.      DESCRIPTION

2.1 Amended and Restated Agreement and Plan of Merger, dated as of December 16, 2002, by and among Amgen, AMS Acquisition Inc. and Immunex (filed as Annex A to Amendment No. 1 to Amgen's Registration Statement on Form S-4 (File No. 333-81832) on March 22, 2002 and incorporated herein by reference)

2.2 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of July 15, 2002, by and among Amgen, AMS Acquisition Inc. and Immunex (filed as Exhibit 2.2 to Post-Effective Amendment No. 1 to Amgen's Registration Statement on Form S-4 (File No. 333-81832) on July 15, 2002 and incorporated herein by reference)

99.1 Stockholders' Rights Agreement, dated as of December 16, 2001, by and among Amgen, the Company, MDP Holdings, Inc. and Lederle Parenterals, Inc. (filed as Annex C to Amendment No. 1 to Amgen's Registration Statement on Form S-4 (File No. 333-81832) on March 22, 2002 and incorporated herein by reference)

99.2 Amended and Restated Promotion Agreement, dated as of December 16, 2001, by and between Immunex, the Company and Amgen Inc. (filed as Exhibit 10.1 to Amgen's Registration Statement on Form S-4 (File No. 333-81832) on January 31, 2002 and incorporated herein by reference)


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WYETH

                                  By:  /s/ Jack M. O'Connor
                                  Name:    Jack M. O'Connor
                                  Title:   Vice President and Treasurer
Date:  July 29, 2002